Exhibit 10.16

SUBLEASE BETWEEN

THACHER PROFFITT & WOOD, LLP, SUBLANDLORD

AND

CYGNE DESIGNS, INC., SUBTENANT

SUBLEASE (this “Sublease”) made as of the 20th day of April, 2004, by and between THACHER PROFFITT & WOOD, LLP, a New York limited liability partnership, having an office at 11 West 42nd Street, New York, New York 10036 (hereinafter called “Sublandlord”), and CYGNE DESIGNS, INC., a Delaware corporation, having an office at 1410 Broadway, New York, New York 10018 (hereinafter called “Subtenant”).

W I T N E S S E T H

WHEREAS:

A. By lease dated as of December 26, 1989, as amended by that certain letter agreement dated as of January 4, 1990 and by that certain First Amendment to Lease dated as of May 15, 1998 and that certain Second Amendment of Lease dated as of January 8, 2004 (which lease as the same may be hereafter further amended is hereinafter referred to as the “Overlease”), Tishman Speyer Silverstein Partnership, as predecessor to 11 West 42 Limited Partnership (hereinafter called “Owner”) leased to VNU MI, Inc. (hereinafter called “Prime Sublandlord”) certain space consisting or the entire 9th, 11th and 12th floors (hereinafter called the “Leased

Space”) in the building known as 11 West 42nd Street, New York, New York (hereinafter called the “Building”) in accordance with the terms of the Overlease.

B. By Agreement of Sublease dated as of September 17, 2001, as amended by that certain First Supplemental Agreement dated December 30, 2003 (hereinafter called the “Prime Sublease”), Prime Sublandlord subleased to Sublandlord the entire Leased Space in accordance with the terms of the Prime Sublease. Copies of the Prime Sublease and the Overlease (from which certain terms which do not relate to Subtenant’s obligations hereunder have been deleted) is annexed hereto as Schedule D.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

1.

1.1. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the portion of the 9th floor of the Building (comprising a portion of the Leased Space) shown hatched on Schedule A annexed hereto and made a part hereof (hereinafter called the “Premises”) for a term (the “Sublease Term”) to commence on the later of (i) the date on which vacant possession of the Premises are delivered to Subtenant as provided in Section 4.1 hereof, and Sublandlord’s work is substantially complete, and (ii) the date Owner and Prime Sublandlord have granted their consent pursuant to Sections 5.1, 6.1 and 14.3 hereof (such date on which the term of this Sublease shall commence is hereinafter called the “Sublease Commencement Date”) and to end on October 30, 2008 (hereinafter called the “Sublease Expiration Date”), at an annual fixed rent (hereinafter called “Fixed Rent”) as hereinafter set forth:

(i) ONE HUNDRED FIFTY-SIX THOUSAND ONE HUNDRED THIRTY-FIVE AND 00/100 ($156,135.00) DOLLARS per annum during the period beginning on the Sublease Commencement Date and ending on the day preceding the first (1st) anniversary of the Sublease Commencement Date;

(ii) ONE HUNDRED SIXTY-SIX THOUSAND NINE HUNDRED AND 75/100 ($166,915.75) DOLLARS per annum during the period beginning on the first (1st) anniversary of the Sublease Commencement Date and ending on the day preceding the second (2nd) anniversary thereof;

(iii) ONE HUNDRED SEVENTY-SEVEN THOUSAND NINE HUNDRED SIXTY-SIX AND 02/100 ($177,966.02) DOLLARS per annum during the period beginning on the second (2nd) anniversary of the Sublease Commencement Date and ending on the day preceding the third (3rd) anniversary thereof;

(iv) ONE HUNDRED EIGHTY-NINE THOUSAND TWO HUNDRED NINETY-TWO AND 54/100 ($189,292.54) DOLLARS per annum during the period beginning on the third (3rd) anniversary of the Commencement Date and ending on the day preceding the fourth (4th) anniversary thereof; and

(v) SEVENTY-NINE THOUSAND FORTY-FIVE AND 84/100 ($79,045.84) DOLLARS per annum during the period beginning on the fourth (4th) anniversary of the Commencement Date and ending on the Expiration Date, namely October 30, 2008.

The Fixed Rent shall be paid by Subtenant to Sublandlord at Sublandlord’s office (or such other location as Sublandlord shall designate) by check drawn on a bank which is a member of the New York Clearing House Association in equal monthly installments in advance, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever, except that Subtenant shall pay the first monthly installment of annual fixed rent to Sublandlord upon the execution hereof.

1.2 Provided Subtenant is not then in default beyond any applicable notice and/or grace period of any of the terms, covenants or conditions of this Lease, the Fixed Rent payable hereunder shall be partially abated during the period beginning on the Sublease Commencement Date and ending on July 31, 2004, so that Subtenant shall pay during such period $1,800.00 per month, which amount represents the Electric Charge (as defined in Article 13 hereof) portion of the Fixed Rent and is subject to adjustment as provided in said Article 13.

1.3 Notwithstanding anything to the contrary contained herein, in the event Sublandlord has not obtained Owner’s and Prime Sublandlord’s consent to this Sublease on or before May 7, 2004 (as to which date time is of the essence), and said delay is not due to any act or omission of Subtenant or any of its employees, agents or contractors which delay shall continue for one (1) business day after written notice thereof is delivered to Subtenant by Sublandlord (which delays shall include, without limitation, any delays in Subtenant’s execution of Owner’s or Prime Sublandlord’s consent in the form attached hereto as Schedule F resulting from Subtenant’s attempts to negotiate changes to the form of such consents, and in the event of such delay the thirty (30) day period shall increase by one day for each day Subtenant or its agents cause a delay as set forth herein), then Subtenant shall have the right from and after said thirtieth (30th) day, until such date as Sublandlord obtains a signed copy of Owner’s and Prime Sublandlord’s consent, to send notice to Sublandlord (said notice being called the “Subtenant

Termination Notice”) terminating this Sublease, which Subtenant’s Termination Notice shall be effective on the date it is delivered to Sublandlord.

1.4 Subtenant shall not be permitted to request or obtain any portion of the Work Credit provided for in Section 14.3 hereof until the Owner’s and Prime Sublandlord’s consents to their Sublease have been obtained and delivered.

2.

2.1 Subtenant shall not, without the consent of Owner, Prime Sublandlord and Sublandlord, (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any part of the Premises, nor (d) permit the Premises or any desk space therein to be occupied by any person(s) other than Subtenant, nor (e) pledge or encumber this Sublease, the term and estate hereby granted or the rentals hereunder. In the event Prime Sublandlord and Owner consent to any subletting or assignment by Subtenant, Sublandlord agrees not to unreasonably withhold or delay its consent to such subletting or assignment.

3.

3.1 Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Prime Sublease, all of the terms, covenants, conditions and provisions in the Prime Sublease are hereby incorporated in, and made a part of this Sublease (and to the extent incorporated therein the Overlease), and such rights and obligations as are contained in the Prime Sublease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Sublandlord named in the Prime Sublease, and the Subtenant herein being substituted for the Subtenant named in the Prime

Sublease; provided, however, that the Sublandlord herein shall not be liable for any defaults by Prime Sublandlord or Owner. If the Prime Sublease shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof except as provided in this Sublease. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant’s right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted. Notwithstanding any language to the contrary contained in this Sublease, Subtenant agrees that Sublandlord may at any time after the date hereof surrender the Prime Sublease and the premises demised thereunder to Prime Sublandlord or to Owner, provided Prime Sublandlord shall deliver a written agreement to Subtenant providing that notwithstanding such surrender Prime Sublandlord shall not disturb Subtenant’s occupancy of the Premises so long as Subtenant is not in default hereunder if Subtenant shall at Prime Sublandlord’s election either (i) attorn to Prime Sublandlord as if Prime Sublandlord were the Sublandlord hereunder or (ii) enter into a sublease with Prime Sublandlord for the remaining term of the Sublease on the same terms and conditions contained herein.

3.2. For purposes of this Sublease, Sections 2.1, 3.1, 3.3, 3.4(i), 3.6, 4.4, 5.1, 6.2, 6.3, 6.4, 8.1, 8.2, Articles 7, 13, 15, 16, 17, 19, 24, 25, 26 and the last sentences of Sections 18.1 and 18.3 of the Prime Sublease shall not be deemed incorporated in or made a part hereof. Section 3.2 and 3.3 are incorporated herein only for the purposes of Article 11 of this Sublease. Sections 41 (A) through (G) of the Overlease shall not be deemed incorporated in or made a part hereof.

4.

4.1 Except as set forth in this Sublease, Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same “as is,” in its current condition and state of repair, with the understanding that there shall be no obligation on the part of Sublandlord to perform any work, supply any materials or incur any expense whatsoever in connection with the preparation of the Premises for Subtenant’s occupancy thereof, except that prior to the Sublease Commencement Date, Sublandlord shall perform in the Premises the work specified or referenced in Schedule B annexed hereto and made a part hereof (such work being called “Sublandlord’s Work”). The Premises shall be deemed ready for occupancy on the date that Sublandlord’s Work shall have been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not unreasonably interfere with Subtenant’s use of the Premises.

4.2 If the occurrence of the conditions set forth in Section 4.1 hereof and thereby the making of the Premises ready for occupancy shall be delayed due to any act or omission of Subtenant or any of its employees, agents or contractors, the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay (provided Sublandlord has given Subtenant notice of such delay).

4.3 It shall be conclusively presumed that Sublandlord’s Work was performed in a satisfactory manner, unless within ten (10) days after the Sublease Commencement Date, Subtenant shall give Sublandlord notice specifying the respects in which the same was not so performed.

5.

5.1 Subtenant agrees that the Premises shall be occupied only as executive and general offices and as design and sample rooms and showrooms for Subtenant’s business. This Sublease is conditioned on Sublandlord obtaining Prime Sublandlord’s and Owner’s consent to this Section 5.1 at the time Prime Sublandlord’s and Owner’s consent is received pursuant to Section 6.1 and Section 14.3 hereof.

6.

6.1 This Sublease is conditioned upon the consent by Prime Sublandlord and Owner to this Sublease which consent shall be evidenced by Prime Sublandlord’s and Owner’s signature appended hereto or a separate consent in the forms utilized by Prime Sublandlord and Owner for such purposes.

6.2. Subtenant stipulates that it is familiar with the provisions of Section Article 18 of the Prime Sublease and Articles 11 of the Overlease.

6.3. Sublandlord makes no representation with respect to obtaining Prime Sublandlord and Owner’s approval of this Sublease and, in the event that Prime Sublandlord or Owner notifies Sublandlord that either Owner or Prime Sublandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Prime Sublandlord and/or Owner, as the case may be, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease. Sublandlord and Subtenant each agree to use reasonable efforts to obtain Owner’s and Prime Sublandlord’s consent to this Sublease. Sublandlord shall be responsible for all charges payable to Owner and Prime Sublandlord in connection with their review and consent to this Sublease.

6.4. Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord’s consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Prime Sublandlord and Owner. If Prime Sublandlord or Owner should refuse such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval whether or not Prime Sublandlord’s or Owner’s refusal, in Subtenant’s opinion, is arbitrary or unreasonable. Subtenant agrees that Sublandlord shall not be required to dispute any determinations or other assertions or claims of Prime Sublandlord or Owner regarding the obligations of Sublandlord under the Prime Sublease or the Overlease, as the case may be, for which Subtenant is or may be responsible under the terms of this Sublease. Should Sublandlord elect not to dispute any such determinations, assertions or claims by Prime Sublandlord, Sublandlord hereby grants Subtenant the right to dispute the same in Subtenant’s own name without Sublandlord’s consent and the right to resolve such disputes to its own satisfaction, provided that Subtenant shall bear any and all costs and expenses of any such dispute and/or settlement and provided further that Sublandlord shall not be bound without its consent by any settlement, agreement or resolution reached by Subtenant and Owner in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom.

7.

7.1. Subtenant acknowledges that all services, repairs, restorations, equipment and access to and for the Premises and any insurance coverage of the Building will in fact be provided by either Owner or Prime Sublandlord, and Sublandlord shall have no obligation during the term of this Sublease to provide any such services, repairs, restorations, equipment, access or insurance. Subtenant agrees to look solely to Owner or Prime Sublandlord for the furnishing of such services, repairs, restorations, equipment, access and insurance except as expressly set forth in this Sublease. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on Owner’s or Prime Sublandlord’s part in furnishing such services, repairs, restorations, equipment, access or insurance. If Prime Sublandlord shall default in any of its obligations to Sublandlord with respect to the Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord’s rights against Prime Sublandlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord’s rights against Prime Sublandlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord’s rights against Prime Sublandlord with respect to the Premises within a reasonable period of time considering the nature of Prime Sublandlord’s default, Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Prime Sublease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Prime Sublandlord in Subtenant’s name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such action in Sublandlord’s name provided Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, provided, and Subtenant hereby agrees, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorney’s fees, which Sublandlord shall suffer or incur by reason of such action.

7.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Prime Sublandlord or Owner and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Prime Sublease, even if such time period is shorter than the period otherwise allowed in the Prime Sublease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Prime Sublandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Subtenant under the Prime Sublease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Prime Sublandlord or from any governmental authorities.

8.

8.1 Sublandlord represents (a) that it is the holder of the interest of the subtenant under the Prime Sublease and (b) that the Prime Sublease is in full force and effect and (c) Sublandlord has not received any notices of default from the Prime Landlord with respect to the Prime Sublease.

8.2 Sublandlord shall duly pay each installment of rent under the terms of the Prime Sublease and will duly observe and perform every term and condition of the Prime Sublease to the extent that such term or condition is not provided in this Sublease to be observed or performed by Subtenant, and except to the extent that any failure so to pay or any failure in such observance or performance shall have resulted, directly or indirectly, from any default by Subtenant (including, without limitation, the failure of Subtenant to pay any amount of rent hereunder).

8.3 Sublandlord shall defend, indemnify and save harmless Subtenant from and against any and all losses, liabilities, claims, damages, interest, costs and expenses, including, but not limited to, reasonable attorneys’ fees and costs incurred in the defense thereof, arising out of or in connection with (i) default under the Prime Sublease by the Subtenant thereunder, (ii) any act, omission, negligence or wilful misconduct of Sublandlord or any of its agents, contractors, servants, licensees, employees or invitees or (iii) any failure of Sublandlord to perform or comply with all of the provisions of this Sublease that are applicable to Sublandlord. The provisions hereof shall survive the expiration or sooner termination of this Sublease.

9.

9. 1 This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Prime Sublease hereafter made between Prime Sublandlord and Owner, provided that any such amendment or supplement to the Prime Sublease will not prevent or materially adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, materially increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

9.2. This Sublease is subject and subordinate to the Prime Sublease, the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 9.2 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

10.

10.1 Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease other than Tishman Real Estate Services (which is representing Sublandlord) and Winoker Realty Company and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof.

10.2 Sublandlord represents and warrants to Subtenant that Sublandlord has had no dealings or negotiations in connection with the consummation of this lease with any broker purporting to represent Subtenant other than Winoker Realty Company, and Sublandlord covenants and agrees to pay, hold harmless and indemnify Subtenant from and against any and all cost, expense or liability that Subtenant shall incur for commission or other compensation as a result of a breach by Sublandlord of the foregoing representation. Sublandlord shall be responsible for any brokerage commissions payable to the aforementioned brokers pursuant to separate agreements between Sublandlord and Tishman Real Estate Services, Inc. and Winoker Realty Company.

11.

11.1 Subtenant stipulates that it is familiar with the provisions of Article 3 of the Prime Sublease. Subtenant shall pay, as additional rent pursuant to this Sublease (hereinafter called the “Tax Escalation Rent”), an amount equal to Subtenant’s Share (as hereinafter defined) of the amount by which the Sublease Tax Payment for any such Tax Year (as defined in the Overlease) during the term of this Sublease exceeds the Sublease Tax Payment for the Tax Year commencing on July 1, 2004 and ending on June 30, 2005. For purposes of this Paragraph 11.1 of this Sublease, the Premises shall be deemed to contain 7,435 rentable square feet and the Leased Space shall be deemed to contain 101,627 rentable square feet and Subtenant’s Share shall be deemed to be 7.32 (7.32%) percent. If the Tax Escalation Rent payable by Sublandlord is adjusted by reason of any change in the rentable area of the Leased Space, the Subtenant’s Share shall be similarly adjusted so that the percentage payable by Subtenant shall at all times reflect the proportion that the Premises represents of the Leased Space. At any time after payment by Sublandlord to Owner of any Tax Escalation Rent, Sublandlord may deliver to Subtenant a statement with respect to the payment of the Tax Escalation Rent and, within five (5) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this Paragraph 11.1. Additional rent payable pursuant to this Paragraph 11.1 shall be based solely upon actual payments made by Sublandlord pursuant to the provisions of Article 3 of the Prime Sublease. Subtenant shall not have the right to question the propriety of or the basis for any such charges and Sublandlord shall be under no obligation to contest any such charges. Sublandlord shall, however, at the written request of Subtenant, furnish to Subtenant copies of the relevant statement(s) or invoice(s).

11.2 Subtenant shall also pay to Sublandlord any “Tenant Surcharges” (as that term is hereinafter defined). “Tenant Surcharges” shall mean any and all amounts other than Fixed Rent and Tax Escalation Rent which, by the terms of the Overlease, become due and payable by Sublandlord to Owner as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors under this Sublease, including, but not limited to: (i) any increases in Owner’s fire, rent or other insurance premiums, resulting from any act or omission of Subtenant, (ii) any additional charges to Sublandlord on account of Subtenant’s use of heating, ventilation or air conditioning after hours, (iii) any charges which may be imposed on Sublandlord, to the extent that such charges are attributable to the Premises or the use thereof or services or utilities provided thereto (e.g., electrical charges pursuant to Section 13 of this Sublease), and (iv) any additional charges to Subtenant on account of Subtenant’s use of elevator services after hours or in excess of normal usage. Within a reasonable time after receipt by Sublandlord of any statement or written demand from Prime Sublandlord or Owner, including any Tenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand, together with Sublandlord’s statement of the amount of any such Tenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Tenant Surcharges within five (5) days after Subtenant’s receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Owner, Subtenant may pay the amount of the same directly to Owner. Payments shall be made pursuant to this Section 11.2 notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been canceled or terminated.

11.3 Sublandlord acknowledges that Subtenant is not obligated to make any other payment to Sublandlord on account of Sublandlord’s Expense Payment as provided in Section 3.3 of the Prime Sublease.

12.

12.1 Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, addressed to the party for whom intended at its address as aforesaid, except that, after the Sublease Commencement Date, (i) Subtenant’s address shall be deemed to be the Building and (ii) Sublandlord’s address shall be the address set forth above unless Subtenant or Sublandlord, as the case may be, shall give notice to the contrary. Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof.

13.

13.1 Subtenant hereby agrees that electrical energy shall be supplied to the Premises on a “rent inclusion” basis (as provided in Sections 13.3 and 13.4 hereof).

13.2 Intentionally Deleted Prior to Execution.

13.3 The Fixed Rent specified in Section 1.1 hereof includes $22,305.00 per annum (the “Electric Charge”) representing the estimated charge for furnishing electrical service to the Premises. The Electric Charge is based upon certain theoretical assumptions incorporating estimates of the probable consumption of electric energy by the lighting fixtures and other equipment and business machines initially proposed to be installed in the Premises and associated with a usual office occupancy, the anticipated periods of operation of such lighting fixtures, equipment and machines and the cost of furnishing such electric energy for consumption therein.

13.4. (1) At any time, and from time to time during the term hereof, the Electric Charge may be increased to take into account:

A. any material addition to the lighting fixtures, equipment and machines in the Premises,

B. use by Subtenant of electrical energy in the Premises during periods of use other than those considered in the last survey made pursuant to Section 13.3 or this Section 13.4, or

C. any increase in Sublandlord’s costs or expenses for or in connection with the furnishing by it of electrical energy to Subtenant which shall be due to any change in the rates charged by the public utility furnishing electric energy to the Building or to any change in taxes based on the amounts charged by said public utility since the effective date of the Electric Charge then in effect.

(2) Whenever at any time during the term of this Sublease the Electric Charge shall be increased pursuant to subdivision A or B of clause (1) of this Section 13.4, Sublandlord shall furnish to Subtenant a survey setting forth a new Electric Charge (hereinafter sometimes called an “Adjusted Electric Charge”). Whenever there shall be an increase in the cost to Sublandlord of obtaining electric energy pursuant to subdivision C of clause (1) of this Section 13.4, the Electric Charge or Adjusted Electric Charge shall be increased in the same proportion as the increase in such cost to Sublandlord.

(3) Upon the determination of the Adjusted Electric Charge pursuant to subdivisions A and/or B of clause (1) of this Section 13.4, Sublandlord shall furnish Subtenant with a statement in writing recomputing and adjusting the Fixed Rent payable hereunder by an appropriate sum representing any increase from the then current Adjusted Electric Charge, which statement shall be accompanied by the survey upon which said adjustment was based, or, in the case of any adjustment made pursuant to subdivision C of clause (1) of this Section 13.4, by the inclusion of sufficient detail to enable Subtenant to verify the adjustment referred to therein.

(4) Each such increase shall be effective retroactively as of:

(i) the effective date of the material addition in usage by Subtenant, as respects any increase made pursuant to subdivision A or B of clause (1) of this Section 13.4, or

(ii) the date of the change in rates or taxes, as respects any increase made pursuant to subdivision C of clause (1) of this Section 13.4.

Within ten (10) days after the furnishing of any such statement in writing, Subtenant shall pay Sublandlord as additional rent the retroactive underpayment of Fixed Rent. The cost of any survey and determination to be made pursuant to clause (1) of this Section 13.4 shall be borne equally between Sublandlord and Subtenant. The determination of the consultant preparing any such survey shall be conclusive upon Sublandlord and Subtenant.

(5) All such surveys shall be made by a reputable firm selected by Sublandlord and engaged primarily in the business of performing commercial office electrical consumption surveys.

(6) Notwithstanding anything contained to the contrary in this Article 13, the cost to Subtenant for electric energy at any time shall be no less than the cost to Sublandlord to supply electric energy to Subtenant at the Premises.

13.5. Subtenant’s use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Subtenant shall not make or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Prime Sublandlord, Owner and Sublandlord in each instance. In no event shall any installation of additional lighting, electrical appliances and equipment result in an increase in Sublandlord’s own expenses for electrical energy usage under the Prime Sublease unless the same constitutes a Tenant Surcharge. Subtenant hereby agrees to pay all costs of operating such additional lighting, appliances and equipment, and agrees to indemnify Sublandlord for any and all costs which may be charged to Sublandlord by reason of Subtenant’s installation or use of such lighting, appliances and equipment. If, as a condition to giving its consent to such installation, Owner or Prime Sublandlord requires Sublandlord to pay for the additional facilities needed to provide the additional capacity, Subtenant will, as and when such payment or payments are required to be made, pay Sublandlord the amount of such payment or payments.

13.6. Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Sublandlord.

14.

14.1 Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without Owner’s, Sublandlord’s and Prime Sublandlord’s prior written consent. Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall not be required to pay for or make any capital repairs and/or replacements unless and to the extent that the need for such repair or replacement shall arise out of Subtenant’s manner of use of the Premises.

14.2 Subtenant acknowledges that, upon the expiration of the term of this Sublease, Subtenant shall be responsible for the removal of any alterations, additions and improvements installed by Subtenant in the Premises as may be required under the Overlease

14.3. Sublandlord shall allow Subtenant a credit in the amount of $44,610.00 hereinafter called the “Work Credit”, which credit shall be solely applied against the cost and expense of the actual construction to be performed by Subtenant in the Premises within six (6) months after the Sublease Commencement Date to prepare the Premises for its occupancy, hereinafter called “Subtenant’s Work”. The Work Credit may be applied towards architectural, engineering, and filing fees (hereinafter referred to as “Soft Costs”) incurred in connection with Subtenant’s Work. In the event that the cost and expense of the actual construction included in Subtenant’s Work and the Soft Costs shall exceed the amount of the Work Credit, Subtenant shall be entirely responsible for such excess. In the event that the cost and expense of the actual construction included in Subtenant’s Work and Soft Costs shall be less than the Work Credit, the Work Credit shall be adjusted accordingly. The Work Credit shall be paid by Sublandlord to Subtenant upon the completion of Subtenant’s Work within thirty (30) days of receipt by Sublandlord of (i) paid invoices from contractors and suppliers in an amount not exceeding the Work Credit, (ii) a certificate signed by Subtenant’s architect certifying that Subtenant’s Work has been completed in accordance with plans approved by Sublandlord, Prime Sublandlord and Owner, (iii) lien waivers from and a statement of, the contractor or contractors performing Subtenant’s Work, acknowledging payment by Subtenant for Subtenant’s Work, (iv) a general release from the contractors performing Subtenant’s Work releasing Sublandlord and Subtenant from all further liability with respect to Subtenant’s Work, (v) all Building Department sign-offs, inspection certificates, and any permits required to be issued by any governmental entities having jurisdiction thereover and (vi) “as built” plans showing Subtenant’s Work.

14.4 This Sublease is conditioned upon Sublandlord obtaining Prime Sub landlord’s and Owner’s approval of the alterations shown on the plans and specifications referenced in Schedule E annexed hereto, at the time Prime Sublandlord and Owner issue their consent to this Sublease pursuant to Section 6.1 hereof.

15.

15.1 Subtenant agrees to look solely to Sublandlord’s estate and interest in the Prime Sublease, and the Leased Space, for the satisfaction of any right or remedy of Subtenant for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord, in the event of any liability by Sublandlord, and no other property or assets of

Sublandlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder, or Subtenant’s use and occupancy of the Premises, or any other liability of Sublandlord to Subtenant.

16.

16.1 So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant’s other obligations hereunder, Sublandlord shall not disturb or terminate Subtenant’s leasehold estate hereunder, subject, however, to the terms, provisions and obligations of this Sublease the Prime Sublease and the Overlease.

17.

17.1 This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

17.2. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and a fully-executed counterpart thereof has been delivered to Subtenant. This Section 17.2 shall not be deemed to modify the provisions of Article 6 hereof.

17.3. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

17.4. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

17.5. The term “Sublandlord” as used in this Sublease shall mean only the Sublandlord as subtenant under the Prime Sublease, so that in the event of any assignment of the

Prime Sublease, the Sublandlord named herein or any subsequent Sublandlord (as the case may be) shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Sublandlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest that the assignee of the Prime Sublease has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Sublandlord hereunder.

17.6 Subject to Sublandlord’s reasonable approval as to design, color, content and manner of affixture (and subject to Owner’s and Prime Sublandlord’s consent if required under the Prime Sublease), Subtenant may install a sign identifying Subtenant in a portion of the elevator lobby on the ninth (9th) floor designated by Sublandlord.

17.7 Subtenant acknowledges that the existing Accessory Toilet Room abutting the Premises is not part of the floor area included in this Sublease. The Accessory Toilet Room will not be used by any employee, guest or subcontractor associated with Subtenant or Sublandlord at any time. Subtenant hereby grants Sublandlord, Prime Sublandlord, Owner or any of their respective agents or contractors, access to the Accessory Toilet Room through Premises, at any time, for repairs and routine maintenance as may be required to the equipment in the Accessory Toilet Room, provided that Sublandlord shall use reasonable efforts to assure that such access and maintenance shall not interfere with Subtenant’s use and enjoyment of the Premises.

18.

18.1 Subtenant has deposited with Sublandlord the sum of $33,457.50 as security for the full and faithful performance and observance by Subtenant of the terms,

provisions, covenants and conditions of this Sublease; it is agreed that in the event Subtenant defaults beyond applicable notice and grace periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of Fixed Rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Subtenant is in default beyond applicable notice and grace periods or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default beyond applicable notice and grace periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Subtenant within thirty (30) days after the date fixed as the Sublease Expiration Date and after delivery of entire possession of the Premises to Sublandlord. In the event that Sublandlord applies or retains any portion or all of the security deposited, Subtenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be $33,457.50.

18.2. In the event of an assignment of the Prime Sublease, Sublandlord shall have the right to transfer the security to the assignee and Sublandlord shall thereupon be released by Subtenant from all liability for the return of such security; and Subtenant agrees to look solely to the new Sublandlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Sublandlord. Subtenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Sublandlord, nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

18.3 Notwithstanding anything to the contrary contained herein, Landlord shall not draw upon the security held by Landlord hereunder unless and until either of the following conditions has been satisfied: (i) it has given notice to Tenant of the default which would entitle Landlord to draw upon the security and such default remains uncured after the expiration of any applicable cure period, or (ii) Tenant has defaulted in any of its obligations under this lease and a petition has been filed by or against Tenant under Title 11, United States Code or any law of like import.

19.

19.1 Subtenant may throughout the term of this Sublease use, and shall maintain in good condition, reasonable wear and tear accepted, the furniture located in the Subleased Premises as of the date hereof (the “Furniture”) as more specifically shown on Schedule C, and shall be responsible at Subtenant’s sole cost and expense for the repair and replacement thereof. Subtenant shall provide and keep in force throughout the term of this Sublease property insurance covering the Furniture in accordance with the terms of the Overlease as if the Furniture were Subtenant’s property. The Furniture shall remain Sublandlord’s property throughout the term and shall be returned to Sublandlord in good working condition, reasonable wear and tear accepted, upon the expiration or earlier termination of this Sublease, however, Sublandlord may, by notice to Subtenant upon expiration of the term or if Subtenant vacates the Premises prior thereto, require Subtenant to remove the Furniture and dispose thereof at Subtenant’s reasonable expense.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

ATTEST:	THACHER PROFFITT & WOOD, LLP, Sublandlord

/s/ Marcia R. Dendy	By:	/s/ Donald F. Simone
Donald F. Simone Partner

ATTEST:	CYGNE DESIGNS, INC., Subtenant

/s/ Robert Parks	By:	/s/ Roy E. Green
Roy E. Green Vice President-Finance

State of New York	)
):ss
County of New York	)

On the      day of April in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared                      personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Alice Leon
Notary Public

ALICE LEON NOTARY PUBLIC, State of New York No. 01LE5037067 Qualified in Richmond County Commission Expires December 12, 2006

State of New York	)
):ss
County of New York	)

On the 15th day of April in the year 2004, before me, the undersigned, a Notary Public in and for said state, personally appeared Roy E. Green Personally known to me or proved to me on the basis or satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Vera A. McDonald
Notary Public

VERA A. MCDONALD Notary Public, State of New York No. 01MC6005148 Qualified in New York County Commission Expires April 6, 2006